Exhibit 10.3

HERITAGE COMMERCE CORP
2004 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Capitalized terms used without definition in this Stock Option Agreement (the "Option Agreement") shall have the meanings given such terms in the Heritage Commerce Corp 2004 Stock Option Plan (the "Plan") unless otherwise indicated.

I.
NOTICE OF STOCK OPTION GRANT

Optionee:	Walter Kaczmarek
Date of Grant:	March 17, 2005
Exercise Price per Share:	$18.15 ( Fair Market Value of the Company's Common Stock on the Date of Grant)
Total Number of Shares Granted:	50,000
Total Exercise Price:	$907,500
Type of Option:	Incentive Stock Options
Expiration Date:	Unless subject to earlier expiration or termination pursuant to the terms of the Plan the Option shall expires 10 years from Date of Grant
Vesting Schedule	Shares will become fully vested at the rate of 1/1460th per day commencing on the Date of Grant.

II.
AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionee (the "Optionee") named in the Notice of Stock Option Grant set forth above (the "Notice of Grant") an option (the "Option") to purchase up to the Total Number of Shares Granted as set forth in the Notice of Grant, at the Exercise Price per Share set forth in the Notice of Grant, subject to the terms, definitions and provisions of the Plan, which are incorporated herein by reference.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable prior to its Expiration Date only, in accordance with the Vesting Schedule set out in the Notice of Grant and subject to the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to the Shares as may be required by the Company pursuant to the provisions of the Plan. Such notice is attached hereto as Exhibit A. The written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(c) Compliance with Law. No Shares will be issued pursuant to the exercise of any Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares.

3. Method of Payment. Subject to Section 8 of the Plan, payment of the Exercise Price shall be paid by (a) cash, (b) check or (c) any combination of those methods of payment. In addition, if there is a public market for the Shares, the Optionee may elect to pay the Exercise Price through a special sale and remittance procedure under which the Optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a portion of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased Shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and/or sale. The Optionee must also provide such irrevocable written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to effect the sale transaction. Notwithstanding the above, the Company shall not be required to permit the Optionee to utilize the sale and remittance procedure described above if the Company's legal counsel advises the Company that the procedure may violate any applicable law, regulation or regulatory guidance.

4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in a form reasonably required by the Company.

5. Non-Transferability of Option; Assignment by Company. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, in the event that this Option ceases to qualify as an "incentive stock option" within the meaning of Section 422 of the Code for any reason other than a transfer or exercise of this Option in violation of the provisions set forth in the first sentence of this Section 5; then this Option may be transferred by Optionee to any member of Optionee's immediate family, to a partnership the members of which (other than Optionee) are all members of Optionee's immediate family, or to a family trust the beneficiaries of which (other than Optionee) are all members of Optionee's immediate family. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company.

6. Restrictions on Transfer. All certificates representing Shares purchased under this Option Agreement may be imprinted with an appropriate legend with respect to any applicable restriction on transfer. The Company may issue appropriate stop-transfer instructions to its transfer agent to ensure compliance with these transfer restrictions. If the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required to transfer on its books any Shares that have been sold or transferred in violation of any of the provisions of the Plan or this Option Agreement, or to treat as the owner of such Shares or to accord the right to vote or pay dividends to any purchaser or transferee to whom such Shares has been sold or transferred.

7. Market Stand-Off Agreement. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering, Optionee shall not sell or otherwise transfer the Shares or any other securities of the Company during the 180-day period following the effective date of such registration statement. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Optionee agrees that the Company may assign his or her obligation hereunder to any underwriter of the Company's initial public offering.

8. Acknowledgments of Optionee.

(a) NO RIGHT OF EMPLOYMENT. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN THAT IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

(b) Receipt of Plan. Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

9. Termination.

(a) So long as the Optionee maintains Continuous Status as a Director, Employee or Consultant, this Option may be exercised, in whole or in part, with respect to any vested Shares, anytime prior to the Expiration Date. Except as set forth below, if the Optionee's Continuous Status as a Director, Employee or Consultant terminates for any reason, the Optionee shall have that amount of time set forth in Section 9 of the Plan to exercise any vested Shares, after which time this Option shall expire.

(b) If the Optionee's Continuous Status as a Director, Employee or Consultant is terminated without Cause (as defined in the Employment Agreement between the Company and Optionee of even date herewith, the "Employment Agreement") or by the Optionee for Good Reason (as defined in the Employment Agreement), such Options shall become immediately exercisable subject to expiration or termination as set forth in the 2004 Plan.

(c) Upon a Terminating Event (as defined in the Plan) such Options shall become immediately exercisable subject to terms of the 2004 Plan.

10. Notice. Any notice required or permitted under this Option Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the party at its address as shown below, or to such other address as such party may designate in writing from time to time to the other party.

11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In case of conflict between the provisions in the Plan and this Option Agreement, the provisions in the Plan shall prevail. This Option Agreement is governed by California law except for that body of law pertaining to conflict of laws.

Date: HERITAGE COMMERCE CORP

By:
William J. Del Biaggio, Jr.
Chairman Of The Board
Walter Kaczmarek

Exhibit A

HERITAGE COMMERCE CORP

2004 STOCK OPTION PLAN

EXERCISE NOTICE

TO: Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 95113
ATTN: ___________________

SUBJECT: NOTICE OF EXERCISE OF STOCK OPTION

In respect to the stock option granted to the undersigned on _____________, to purchase an aggregate of _________ shares of the Company's Common Stock, this is official notice that the undersigned hereby elects to exercise such option to purchase shares as follows:

NUMBER OF SHARES:
DATE OF PURCHASE:
MODE OF PAYMENT:	(Certified check, cash or other [specify])

The shares should be issued as follows:

NAME:

ADDRESS:

Signed:

Dated:

Please send this notice of exercise to:

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 95113

Attn: _____________, Secretary